Exhibit 10.64

CONSENT AND SECOND AMENDMENT TO NOTE PURCHASE AGREEMENT

This CONSENT AND SECOND AMENDMENT TO NOTE PURCHASE AGREEMENT (this “Amendment”), dated as of May 28, 2020, is entered into by and among FACEBANK GROUP, INC., a Florida corporation (“FaceBank”), EVOLUTION AI CORPORATION, a Florida corporation (“Evolution”), PULSE EVOLUTION CORPORATION , a Nevada corporation (“Pulse”), FUBOTV INC., a Delaware corporation (“FuboTV” ) and SPORTS RIGHTS MANAGEMENT, LLC, a Delaware limited liability company (“SRM” and together with FaceBank, Evolution, Pulse and FuboTV, collectively, the “Borrower”) and FB LOAN SERIES I, LLC, a Delaware limited liability company (the “Purchaser”).

WHEREAS, the Borrower and the Purchaser are parties to that certain Note Purchase Agreement, dated as of March 19, 2020 (as supplemented by that certain Joinder Agreement, effective as of April 2, 2020, as amended by that certain Amendment to Note Purchase Agreement, dated April 21, 2020, and as further amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), pursuant to which the Purchaser purchased a certain promissory note issued by the Borrower, which promissory note is secured by security interests upon the Collateral;

WHEREAS, the Borrower has advised the Purchaser that (i) on May 11, 2020 FaceBank sold Capital Stock of FaceBank for aggregate consideration in the amount of $7,409,045 (the “Financing”) and (ii) as of the date hereof, FaceBank’ s Capital Stock has not been listed for trading on a national exchange (the “Registration Covenant”); and

WHEREAS, the Purchaser desires to consent to the Equity Financing and extend the time period to satisfy the Registration Covenant, and the parties desire to amend the Purchase Agreement, in each case subject to the terms and conditions as hereinafter set forth.

NOW THEREFORE, in consideration of the mutual conditions and agreements set forth in the Purchase Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Definitions. Capitalized terms used in this Amendment, unless otherwise defined here in, shall have the meaning ascribed to such term in the Purchase Agreement.

Section 2. Consent. Upon the satisfaction of all conditions precedent set forth in Section 4 below, the Purchaser consents to the Equity Financing, and acknowledges and agrees that no Default or Event of Default has occurred under the Purchase Agreement as a result of the Equity Financing.

Section 3. Amendments. Subject to the satisfaction of all conditions precedent set forth in Section 4 below, effective as of May 25, 2020, the Purchase Agreement is hereby amended as follows:

(a) Section 3.2(d)(iii) of the Purchase Agreement is amended by deleting such Section it in its entirety and inserting “[Reserved]” in lieu thereof:

(b) Section 8.17(c)(i) of the Purchase Agreement is amended by deleting “May 25, 2020”, and inserting “July 1, 2020” in lieu thereof in both instances in which such date appears in such subsection.

(c) Section 9.6 of the Purchase Agreement is amended by adding the following words immediately before the period at the end of the first sentence in such section: “, other than an Asset Disposition consisting of the Capital Stock of foreign Subsidiaries of the Loan Parties, other than FuboTV or any Subsidiaries of FuboTV.”

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Section 4. Conditions to Effectiveness. The effectiveness of this Amendment is subject to the following conditions precedent (unless specifically waived in writing by the Purchaser):

(a) The Purchaser shall have received an executed counterpart hereto signed by the Borrower; and

(b) The Purchaser shall have received a payment from the Borrower m Cash of $7,500,000 as a partial redemption of the Notes.

Section 5. Representations and Warranties of the Loan Parties. Each Loan Party represents and warrants that: (a) no Default or Event of Default has occurred and is continuing; (b) no Material Adverse Effect has occurred since the Closing Date; (c) the representations and warranties of the Loan Parties set forth in the Purchase Agreement (including any amendment, modification, supplement or extension thereof) and the other Note Documents are true and correct in all material respects as if made on and as of the date hereof; (d) the execution, delivery, and performance of this Amendment and the other Note Documents related hereto are within the Loan Parties’ power and authority, have been duly authorized, do not violate the Loan Parties’ constituent documents, any law or regulation in any material respect, including without limitation, any law or regulation relating to occupational health and safety or protection of the environment, applicable to the Loan Parties, or any indenture, agreement, or undertaking to which any Loan Party is a party or by which any Loan Party or any Loan Party’s property is bound in any material respect; and (e) this Amendment and the other Note Documents related hereto constitute the valid, binding and enforceable obligations of the Loan Parties in accordance with the terms hereof and thereof, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, arrangement, reorganization, moratorium or other similar laws applicable to creditors’ rights generally or by generally applicable equitable principles affecting the enforcement of creditors’ rights.

Section 6. Reaffirmation of Obligations. Each Loan Party hereby ratifies and reaffirms the Purchase Agreement and each other Note Document and all of its obligations and liabilities thereunder. The Borrower acknowledges and agrees that all terms and provisions, covenants and conditions of the Purchase Agreement shall be and remain in full force and effect and constitute the legal, valid, binding and enforceable obligations of the Loan Parties in accordance with their respective terms as of the date hereof. The Borrower shall pay to the Purchaser all of the Purchaser’s out-of-pocket costs and expenses actually incurred by the Purchaser in connection with the transactions contemplated hereby and the preparation, reproduction, execution, delivery, administration and enforcement of this Amendment, including the reasonable out-of-pocket fees and expenses of the Purchaser’ s counsel actually incurred.”

Section 7. Ratification. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions of the Purchase Agreement, and shall not be deemed to be a consent to the modification or waiver of any other term or condition of the Purchase Agreement. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Purchase Agreement are ratified and confirmed and shall continue in full force and effect.

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Section 8. No Novation, Etc. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Purchase Agreement, as amended hereby, shall remain in full force and effect. Notwithstanding any prior mutual temporary disregard of any of the terms of any of the Purchase Agreement, the parties agree that the terms of each of the Purchase Agreement shall be strictly adhered to on and after the date hereof, except as expressly modified by this Amendment.

Section 9. No Waiver. Nothing contained herein shall be construed as a waiver by the Purchaser of any covenant or provision of the Purchase Agreement, the other Note Documents, this Amendment, or of any other contract or instrument between the Borrower, on the one hand, and the Purchaser, on the other hand, and the failure by the Purchaser at any time or times hereafter to require strict performance by the Borrower of any provision thereof shall not waive, affect or diminish any right of the Purchaser to thereafter demand strict compliance therewith. The Purchaser hereby reserves all rights granted under the Purchase Agreement, the other Note Documents, this Amendment and any other contract or instrument between the Borrower, on the one hand, and any Holder, on the other hand.

Section 10. Release of Claims. To induce the Purchaser to enter into this Amendment, each Loan Party hereby releases, acquits and forever discharges the Purchaser, its Affiliates and each of their respective officers, directors, agents, employees, successors and assigns (the “Released Parties”), from all liabilities, claims, demands, actions or causes of action of any kind (if any there be), whether absolute or contingent, due or to become due, disputed or undisputed, liquidated or unliquidated, at law or in equity, or known or unknown, that any one or more of them now have or ever have had against any Released Parties, whether arising under or in connection with the Purchase Agreement or otherwise through the date of this Amendment.

Section 11. Relationship of Parties; No Third Party Beneficiaries. Nothing in this Amendment shall be construed to alter the existing debtor-creditor relationship between the Borrower and the Purchaser. This Amendment is not intended, nor shall it be construed, to create a partnership or joint venture relationship between or among any of the parties hereto. No Person other than a party hereto is intended to be a beneficiary hereof and no Person other than a party hereto shall be authorized to rely upon or enforce the contents of this Amendment.

Section 12. Incorporation by Reference. Each of Sections 13.5 (Signatures; Counterparts), 13.7 (Governing Law) and 13.8 (Jurisdiction, Jury Trial Waiver, Etc.) of the Purchase Agreement are hereby incorporated herein by reference, mutatis mutandis.

Section 13. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

Section 14. References. Any reference to the Purchase Agreement contained in any document, instrument or agreement executed in connection with the Purchase Agreement, shall be deemed to be a reference to the Purchase Agreement as modified by this Amendment.

Section 15. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

Borrower:

FACEBANK GROUP, INC.

By:	/s/
Name:
Title:

FUBOTV INC.

By:	/s/
Name:
Title:

EVOLUTION AI CORPORATION

By:	/s/
Name:
Title:

PULSE EVOLUTION CORPORATION

By:	/s/
Name:
Title:

SPORTS RIGHTS MANAGEMENT, LLC

By:	/s/
Name:
Title:

[signature pages continue]

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Purchaser:

FB LOAN SERIES I, LLC

By:	/s/ Gregory Preis
Name:	Gregory Preis
Title:	Authorized Signatory

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